UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2004

TELLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file	(I.R.S. Employer
	number)	Identification No.)

One Tellabs Center, 1415 West
Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

        On May 19, 2004, Tellabs, Inc. (“Tellabs”) and Chardonnay Merger Corp., a wholly-owned subsidiary of Tellabs (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Advanced Fibre Communications, Inc. (“AFC”), pursuant to which Sub will be merged with and into AFC (the “Merger”) and AFC will become a wholly-owned subsidiary of Tellabs. Immediately following the Merger, the surviving corporation will be merged with and into another wholly-owned subsidiary of Tellabs. Consummation of the Merger is subject to various conditions, including approval by the stockholders of Tellabs and Advanced Fibre Communications and the receipt of all requisite regulatory approvals.

        The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

        A copy of the joint press release of Tellabs and Advanced Fibre Communications, dated May 20, 2004, announcing the signing of the Merger Agreement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) – (b)     Not applicable.

(c)              Exhibits:

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 19, 2004, among Tellabs, Inc., Chardonnay Merger Corp., and Advanced Fibre Communications, Inc.

99.1	Press Release issued by Tellabs, Inc. and Advanced Fibre Communications, Inc. dated May 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ James A. Dite
James A. Dite
Vice President and Controller
(Principal Accounting Officer)

May 20, 2004
(Date)

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 19, 2004, among Tellabs, Inc., Chardonnay Merger Corp., and Advanced Fibre Communications, Inc.

99.1	Press Release issued by Tellabs, Inc. and Advanced Fibre Communications, Inc. dated May 20, 2004.